UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2007

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 14, 2007, OSI Restaurant Partners, Inc. entered into an agreement with Wachovia Bank, National Association (“Wachovia”) to amend and restate the termination date of its $50,000,000 short-term uncollateralized line of credit to May 30, 2007. All other provisions of the original credit agreement remain the same. The Company also has a $40,000,000 line of credit with Wachovia, and Wachovia is the agent and a lender in the Company’s $225,000,000 syndicated line of credit.

Additional Information and Where to Find It

In connection with the proposed acquisition of OSI Restaurant Partners by an investor group comprised of investment funds affiliated with Bain Capital Partners, LLC and Catterton Management Company LLC, a definitive proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the definitive proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Letter dated as of March 14, 2007 from Wachovia Bank, National Association to OSI Restaurant Partners, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: March 15, 2007	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer